Exhibit 99.2

Nuwellis Announces Closing of $2.7 Million Public Offering

MINNEAPOLIS, April 30, 2024 (GLOBE NEWSWIRE) -- Nuwellis, Inc. (Nasdaq: NUWE) (“Nuwellis” or the “Company”), a medical technology company focused on transforming the lives of people with fluid overload, today announced the closing of its previously announced public offering of 11,250,000 shares of its common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to an aggregate of 16,875,000 shares of its common stock at a combined public offering price $0.24 per share (or pre-funded warrant in lieu thereof) and associated warrant. Each share of common stock (or prefunded warrant in lieu thereof) was sold together with one warrant to purchase one and a half shares of common stock. The warrants have an exercise price of $0.40 per share, are exercisable immediately upon issuance, and will expire five years following the date of issuance.

Roth Capital Partners acted as exclusive placement agent for the offering.

The gross proceeds to Nuwellis from the offering, before deducting the placement agent fees and other offering expenses were approximately $2.7 million. Nuwellis intends to use the net proceeds from the offering for working capital and for general corporate purposes, including for continued investments in its commercialization efforts.

The securities described above were offered pursuant to a registration statement on Form S-1, as amended (File No. 333-276562), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on April 26, 2024. The public offering was made only by means of a prospectus, which is part of the effective registration statement. A final prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov.  Electronic copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained by contacting Roth Capital Partners, LLC at 888 San Clemente Drive, Newport Beach CA 92660, or by phone at (800) 678-9147 or e-mail at rothecm@roth.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described therein, nor shall there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Nuwellis

Nuwellis is a medical technology company dedicated to transforming the lives of patients suffering from fluid overload through science, collaboration, and innovation. The Company is focused on commercializing the Aquadex SmartFlow® system for ultrafiltration therapy. Nuwellis is headquartered in Minneapolis, with a wholly owned subsidiary in Ireland.

About the Aquadex SmartFlow® System

The Aquadex SmartFlow system delivers clinically proven therapy using a simple, flexible, and smart method of removing excess fluid from patients suffering from hypervolemia (fluid overload). The Aquadex SmartFlow system is indicated for temporary (up to 8 hours) or extended (longer than 8 hours in patients who require hospitalization) use in adult and pediatric patients weighing 20 kg or more whose fluid overload is unresponsive to medical management, including diuretics. All treatments must be administered by a health care provider, within an outpatient or inpatient clinical setting, under physician prescription, both having received training in extracorporeal therapies.

Forward-Looking Statements

Certain statements in this release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, without limitation, statements with respect to the intended use of proceeds from the offering. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, uncertainties related to market conditions, the satisfaction of customary closing conditions related to the offering, those risks associated with our ability to execute on our commercialization strategy, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. Nuwellis does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS

INVESTORS:

Robert Scott

Chief Financial Officer, Nuwellis, Inc.

ir@nuwellis.com

Vivian Cervantes

Gilmartin Group LLC

vivian.cervantes@gilmartinir.com

Source: Nuwellis, Inc.